CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code, Isaac Cohen, Chief Executive Officer of Aradigm Corporation (the “Company”), and Thomas C. Chesterman, Chief Financial Officer of the Company, each hereby certify that, to the best of their knowledge:

1. The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Annual Report and results of operations of the Company for the period covered by the Annual Report. IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 9th day of May 2008.

/s/ Isaac Cohen	/s/ Thomas C. Chesterman
Isaac Cohen Chairman of the Board and Chief Executive Officer (Pricipal Executive Officer)	Thomas C. Chesterman Senior Vice President and Chief Executive Officer (Principal Financial Officer)

Dated: May 9, 2008	Dated: May 9, 2008

*This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Aradigm Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.